UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	March 10, 2025

First Bancorp
(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-15572	56-1421916
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

300 SW Broad Street,
Southern Pines,	NC	28387
(Address of Principal Executive Offices)		(Zip Code)

(910) 246-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered:
Common Stock, No Par Value	FBNC	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

First Bancorp

Item 4.01 – Changes in Registrant’s Certifying Accountant.

The Audit Committee (the “Committee”) of the Board of Directors of First Bancorp (the “Company”) recently completed a review of independent registered accounting firms to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. As a result of this review and careful deliberation, on March 6, 2025, the Committee approved the engagement of Crowe LLP (“Crowe”) as the Company’s independent registered accounting firm for the fiscal year ended December 31, 2025, and the Company informed Crowe of the Company’s decision on that same day. The Company’s formal engagement of Crowe remains subject to the completion of Crowe’s standard client acceptance procedures and execution of an engagement letter. Also on March 6, 2025, the Company informed BDO USA, P.C. (“BDO”), the Company’s independent registered accounting firm since 2019, that it will be dismissed as the Company’s independent registered accounting firm.

BDO’s reports on the Company’s financial statements as of and for the fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2024 and 2023, and from January 1, 2025 through the date of this Current Report on Form 8-K, (1) there were no “disagreements” (as defined in the Instructions to Item 304 of Regulation S-K) between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of BDO, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its reports for such periods, and (2) there were no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K) except for the material weakness in the Company’s internal control over financial reporting as reported in Item 9A of Part II of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, related to information technology general controls in the area of user access management within an application supporting the Company’s accounting and reporting processes which resulted in certain segregation of duties conflicts. As such, certain of the Company’s manual business process controls dependent upon the information derived from the application were also ineffective. The Company remediated the material weakness as of June 30, 2024, as disclosed in Item 4 of Part I of its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided BDO with a copy of this Current Report on Form 8-K before it was filed and requested that BDO furnish it with a letter addressed to the Securities and Exchange Commission stating whether BDO agrees with the above statements. A copy of BDO’s letter, dated March 7, 2025, is filed as Exhibit 16.1 hereto.

During the Company’s fiscal years ended December 31, 2024 and 2023 and from January 1, 2025 through the date of this Current Report on Form 8-K, the Company did not consult Crowe with regard to the Company’s financial statements, which were audited by BDO as the Company’s independent registered public accounting firm, with respect to (1) the application of accounting principles to a specified transaction, either completed or proposed, (2) the type of audit opinion that might be rendered on the Company’s financial statements, or (3) any matter that was the subject of a “disagreement” (as defined in the Instructions to Item 304 of Regulation S-K) or a “reportable matter” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 – Financial Statements and Exhibits

Exhibit 16.1 – Letter, dated March 7, 2025, from BDO USA, P.C. to the Securities and Exchange Commission

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST BANCORP

March 10, 2025	By:	/s/ Richard H. Moore
Richard H. Moore
Chief Executive Officer

4